                                                                Exhibit 10.4


                            EXCLUSIVE PATENT LICENSE
                                    AGREEMENT

Effective as of this 4 day of April, 1997 (the "Effective Date"), the University of Washington, a public institution of higher education having administrative offices in Seattle, Washington ("UW") and RiboGene, Inc., a company organized and existing under the laws of California and having a place of business at 21375 Cabot Blvd., Hayward, California, 94545 ("Licensee"), agree as follows:

1.0 PREAMBLE

1.1 UW has developed and owns or is in possession of certain technology ("INVENTION," defined further below) relating to regulation of Protein Kinase Rna (PKR)-activated protein by hepatitis C virus Non-Structural (NS) 5A protein.

1.2 UW desires that the INVENTION be used as soon as possible in the public interest, and to this end desires to transfer the INVENTION to a company capable of commercially exploiting the INVENTION.

1.3 Licensee desires, for the purpose of commercial exploitation, to acquire a license to certain patent rights in and to the INVENTION.

2.0 DEFINITIONS

2.1 Terms defined in this Definitions Article, and parenthetically defined elsewhere in this Agreement, shall throughout this Agreement have the meaning here or there provided. Defined terms may be used in the singular or in the plural, as sense shall require. Terms defined in this Definition Article will be printed in capital letters for ease of reference.

2.2 "INVENTION" shall mean work done in the University laboratory of Dr. Michael
G. Katze identifying a new target for anti-hepatitis C virus therapeutics consisting of intervention in the regulation of PKR-activated protein by hepatitis C virus NS5A protein as described in [*].

2.3 "LICENSED PATENTS" shall mean the United States Patent(s) and any Patents issued from the United States Patent Application(s) listed below, together with all corresponding foreign patents now issued or issued during the term of this Agreement, which relate to the INVENTION, and all reissues, divisionals and continuations thereof:

         Patent #           Country           Issue Date
         --------           -------           ----------
           [*]                [*]                 [*]


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2.4 "LICENSED SUBJECT MATTER" shall mean any subject matter, including but not limited to products and processes, covered in whole or in part by any issued, unexpired patent claim or a claim in a pending patent application contained in the LICENSED PATENTS in the country in which said subject matter is made, used, or sold.

2.5 "FIELD OF USE" shall mean all fields of use.

2.6 "SUBFIELD OF USE" shall mean a specific field of use that falls within the FIELD OF USE, such as, but not limited to, the screening of anti-hepatitis therapeutics with a certain class of compounds.

2.6 "TERRITORY" shall mean worldwide.

3.0 GRANT

3.1 UW hereby grants to Licensee, and Licensee accepts, an exclusive license, with the right to sublicense, under the LICENSED PATENTS to import, make, have made, use, sell, offer for sale and have sold LICENSED SUBJECT MATTER in the TERRITORY and for the FIELD OF USE of LICENSED PATENTS.

3.2 The license granted above is subject to a reserved non-exclusive license in UW to make, have made, and use products, processes, or other subject matter covered by LICENSED PATENTS for research and development purposes.

4.0 SUBLICENSING

4.1 During the term of this Agreement, Licensee shall have the right to grant non-exclusive sublicenses to LICENSED PATENTS in the LICENSED FIELD OF USE and for the TERRITORY with terms and conditions not less favorable to UW than those required of Licensee by Articles 5, 6, 7, 8, 9 and 17 of this Agreement.

4.2 Any and all sublicenses in and to LICENSED PATENTS granted by Licensee shall be subject prior approval of UW. UW shall not unreasonably withhold or delay such approval.

4.3 Licensee agrees to forward to UW a copy of any and all fully executed sublicense agreements pertaining to LICENSED PATENTS within thirty (30) days of the date of execution of said sublicenses.

5.0 DILIGENCE



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5.1 Licensee, during the term of this Agreement, shall utilize reasonable efforts in proceeding with the development, manufacture, sale, and other commercial exploitation of LICENSED PATENTS, and in creating a supply and demand for LICENSED SUBJECT MATTER.

5.2 Licensee shall use reasonable efforts to identify a lead compound as a therapeutic. Licensee shall use reasonable efforts to meet the following schedule of performance milestones, counting from the date when a lead compound is selected for clinical development by mutual agreement between the parties.


                                               Years After Selection of Lead
                                               -----------------------------
     Milestone                                            Compound
     ---------                                 -----------------------------
     [*]                                               [*]


      These milestones represent Licensee's realistic estimate of the schedule it will be able to keep in the event there are no unexpected or clinical obstacles. Adverse results at any stage could significantly extend the periods required to meet any or all of the milestones listed.

5.3 In the event that UW becomes aware of third parties that wish to license the LICENSED PATENTS in a SUBFIELD OF USE UW shall notify Licensee, in writing, of such third party interest ("Third Part Notification"). Licensee shall have ninety (90) days from the date of the Third Party Notification to determine if such third party interest would result in competition to Licensee, and to inform UW, in writing, with supporting documentation, of Licensee's determination ("Licensee's Determination").

        5.3 (i) If Licensee determines that such third party interest would not result in competition to Licensee, then within sixty (60) days of the date of Licensee's Determination Licensee shall notify UW, in writing, of which of the following options it has elected to exercise:

                5.3(i)(a) commence active research and development of LICENSED PATENTS in the field requested by the third party;

                5.3(i)(b) grant a sublicense to said third party to import, make, have made, use, sell, offer for sale and have sold LICENSED SUBJECT MATTER in the FIELD OF USE; or



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                5.3(i)(c) grant the right to UW to directly license said third parties to make, have made, use, sell and offer for sale LICENSED SUBJECT MATTER in tie FIELD OF USE.

        In the event Licensee selects the option outlined in Article 5.3(i)(a) or 5.3(i)(b), Licensee or its sublicensees (if any) shall use reasonable effort and diligence to proceed with the development, manufacture, and sale or lease of LICENSED SUBJECT MATTER in the FIELD OF USE.

        5.3 (ii) If Licensee determines that such third party interest would result in competition to Licensee, and UW concurs with this decision, then UW shall inform the third party that the area of the third party's interest is not available for licensing.

        5.3 (iii) If Licensee determines that such third party interest would result in competition to Licensee, and UW disputes Licensee's decision, then UW and Licensee shall resolve this dispute through the following mechanism.

                5.3(iii)(a) UW and Licensee shall first attempt to resolve this dispute through good faith discussions. Any dispute may, at the election of either party, be referred to the chief executive officers of each party.

                5.3(iii)(b) If Licensee and UW are unable to resolve the dispute of 5.3(iii) through good faith discussions within seventy-five (75) days of Licensee's Determination, then either party may seek to resolve it by initiating an Alternative Dispute Resolution ("ADR") in which the Judicial Arbitration and Mediation Services ("JAMS"), Seattle, Washington shall select the arbitrator ("Arbitrator") as provided herein. If JAMS is not in existence at the time of such dispute the American Arbitration Association, Seattle, Washington shall be substituted.

                5.3(iii)(c) Selection of Arbitrator. An ADR shall be initiated by a party by sending written notice thereof to the other party and JAMS, which notice shall state the issues to be resolved. Within twenty (20) business days after receipt of such notice, the other party may, by sending written notice to the initiating party and JAMS, add issues to be resolved. Within twenty (20) business days after the date of the original ADR notice, JAMS shall nominate to the parties at least five (5) qualified nominees from JAMS's panel. The parties shall have ten (10) business days after the receipt of such nominations to agree on a Arbitrator or, failing to agree, to rank-order their preferences with the most preferred being given the lowest number, and mail the rank-order to JAMS. JAMS shall notify the parties of their selection. If all nominees are unacceptable to a party, the procedure shall be repeated and, if the parties cannot select an Arbitrator the second time, JAMS shall select the Arbitrator.

                5.3(iii)(d) ADR Hearing. The Arbitrator shall hold a hearing to resolve the issues within one hundred twenty (120) business days after selection. The location of the hearing shall be Seattle, Washington. Each party



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may be represented by counsel. Prior to the hearing, the parties shall be entitled to engage in discovery under procedures of the Federal Rules of Civil Procedure; provided, however, that a party may not submit more than thirty (30) written interrogatories or take more than three (3) depositions. There shall not be, and the Arbitrator shall not permit, any discovery within thirty (30) days of the hearing. The Arbitrator shall have sole discretion regarding the admissibility of evidence and conduct of the hearing. At least ten (10) business days prior to the hearing, each party shall submit to the other party and the Arbitrator a copy of all exhibits on which such party intends to rely at the hearing, a pre-hearing brief (up to 30 pages) and a proposed disposition of the dispute (up to 5 pages). The proposed disposition shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or issues; provided, however, that the parties will not present proposed monetary remedies. Within ten (10) business days after close of the hearing, each party may submit a post-hearing brief (up to 5 pages) to the Arbitrator.

                5.3(iii)(e) ADR Ruling; Fees and Expenses. The Arbitrator shall render a disposition on the proposed rulings as expeditiously as possible after the hearing, but not later than fifteen (15) business days after the conclusion of the hearing. The Arbitrator shall rule on each issue and shall adopt in its entirety the proposed ruling of one of the parties on each issue. The Arbitrator's disposition shall be final and not appealable, except that either party shall have the right to appeal such disposition on the basis it was affected by fraud or bad faith in connection with the ADR proceedings. The reasonable fees and expenses of the Arbitrator, as well as the standard charges of JAMS for its assistance, shall be borne equally by the parties or as they may otherwise agree.

                5.3(iii)(f)  JAMS Rules. Except as otherwise provided in this
Section 5.3(iii), JAMS Rules shall be used in connection with the ADR.

                5.3(iii)(g) Waiver. A party shall not be prohibited from bringing a claim for resolution under this Section 5 on the ground that the claim could have been brought during an earlier proceeding under this Section 5.

5.4 If Licensee fails to adhere to the diligence obligations set forth in this Diligence Article or elsewhere in this Agreement, UW shall notify Licensee, in writing, and if after written notice thereof such failure is not cured within sixty (60) days, UW may terminate this Agreement immediately following the end of the specified sixty (60) day cure period.

6.0 PATENT PROSECUTION AND COST RECOVERY

6.1 Licensee shall conduct the prosecution of any and all patent applications, whether pending or not yet filed at the time of execution of this Agreement, in LICENSED PATENTS, and of the maintenance and other management of any and



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all issued patents in LICENSED PATENTS; provided that Licensee shall supply to
UW copies of all papers received and filed in connection with the prosecution thereof in sufficient time for UW to comment hereon. Licensee shall give due consideration to advice and recommendations of UW.

6.2 In the event of a dispute concerning prosecution of the LICENSED PATENTS, UW and Licensee shall first attempt to resolve the dispute through good faith discussions. In the absence of a resolution, either party may refer the dispute to an independent patent attorney, to which the other party has no reasonable objection, whose decision the parties agree to adopt. The reasonable fees and expenses of the independent patent attorney shall be borne by the losing party, or in the event a compromise position is recommended, equally by the parties.

6.3 Should Licensee elect not to prosecute patent applications and/or maintain patents in the Licensed Patents in any country, Licensee shall notify UW in writing of such elections, and UW may, at its sole option and sole expense, undertake such prosecution. In this case UW shall have no further obligations to Licensee for, and Licensee shall have no further rights to, the patent applications and/or patents which Licensee elects not to prosecute and/or maintain in the countries in which Licensee has elected not to prosecute and/or maintain such patent applications and/or patents.

7.0 LICENSING FEES AND ROYALTY

7.1 Licensee agrees to pay to UW a one-time, non-refundable, non-creditable license issue fee of [*] due and payable within thirty (30) days of the execution of this Agreement. UW shall notify Licensee that such payment is due by inclusion of an invoice with the execution copies of this Agreement.

7.2 Licensee agrees to pay or cause to be paid to UW a non-refundable, noncreditable license maintenance fee due and payable within thirty (30) days of the end of each calendar quarter during the term of this Agreement of [*]. UW shall invoice RiboGene for such amount. Such license maintenance fee shall be paid up to and through the date of issuance or date of abandonment of the last of the PATENT RIGHTS to issue or be abandoned, but not beyond the date of issuance or abandonment of the last of the PATENT RIGHTS to issue or be abandoned.

7.3 Licensee agrees to pay or cause to be paid to UW a milestone payment of [*] upon approval of an NDA on any compound the development of which involved the use of or could not


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

have been developed but for the PATENT RIGHTS. Such milestone payment shall be made within thirty (30) days of approval of the NDA.

8.0 PAYMENT AND REPORTS

8.1 Until Licensee or any sublicensees engage in commercial use or sale of LICENSED SUBJECT MATTER, Licensee shall prepare and submit to UW within thirty
(30) days of December 31 of each year a report regarding the progress of Licensee and any sublicensees in developing LICENSED SUBJECT MATTER for commercial exploitation. Said report shall include such particulars as are necessary to demonstrate compliance with diligence obligations set forth in the Diligence Article of this Agreement.

8.2 All payments required under this Agreement shall be made in U.S. dollars by check or money order payable to the University of Washington, and delivered to UW as specified in this Agreement; or, if so directed in writing by UW, in such currency, form, and to such account as UW may designate.

8.3 Licensee agrees to pay a late fee for any overdue licensing fee due UW under terms of this Agreement. The late fee shall be computed as [*] of the outstanding, unpaid balance. The payment of such a late fee shall not foreclose or limit UW from exercising any other rights it may have as a consequence of the lateness of any payment.

9.0 TERM AND TERMINATION OF AGREEMENT

9.1 The term for this Agreement shall extend from the Effective Date of this Agreement to the last to occur of:

         (a) expiration of twenty years (20) years after the Effective Date of this Agreement;

         (b) expiration of the last patent under the LICENSED PATENTS unless sooner terminated in accordance with the provisions set forth in this Agreement.

9.2 Article 9.1 notwithstanding, this Agreement shall terminate sixty (60) days from the date of written notice by UW to Licensee for cause if Licensee fails to adhere to the diligence obligations or obligations to settle infringements of LICENSED PATENTS as set forth in the Diligence Article and Infringement Article of this Agreement. UW's option to terminate this Agreement shall be in addition
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

any and all terms hereof, and does not in any way limit any other legal remedy UW may have.

9.3 Unless the laws then in effect void the effectiveness of this provision, this Agreement, and the license granted to Licensee hereinabove, shall terminate immediately in the event that (1) Licensee seeks liquidation, reorganization, dissolution or winding-up of itself, is insolvent or evidence exists as to its insolvency, or Licensee makes any general assignment for the benefit of its creditors; (2) a petition is filed by or against Licensee, or any proceeding is initiated by or against Licensee, or any proceeding is initiated against Licensee as a debtor, under any bankruptcy or insolvency law; or (3) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of Licensee's assets or property.

9.4 If UW fails to perform an obligation to Licensee as set forth in this Agreement, Licensee shall notify UW of such failure, in writing, and if after written notice thereof such failure is not cured within sixty (60) days, Licensee may terminate this Agreement immediately following the end of the specified sixty (60) day cure period. Licensee may not terminate this Agreement for any reason other than with cause.

9.5 The provisions under which this Agreement may be terminated shall be in addition to any and all other legal remedies which either party may have for the enforcement of any and all terms hereof, and do not in any way limit any other legal remedy such party may have.

9.6 Termination of this Agreement shall terminate all rights and licenses granted to Licensee relating to LICENSED PATENTS.

9.7 Upon termination of this Agreement, any and all existing sublicense agreement shall be immediately assigned to UW and UW agrees to keep them in force to the extent that UW is capable of performing as a licensor in place of Licensee.

9.8 Termination by UW or Licensee under the options set forth in this Agreement shall not relieve Licensee from any financial obligation to UW accruing prior to or after termination or from performing according to any and all other provisions of this Agreement expressly agreed to survive termination.

9.9 In the event that there remain no valid, enforceable, and infringed LICENSED PATENTS covering LICENSED SUBJECT MATTER, then following termination Licensee and any sublicensees shall have no further obligation to pay royalties thereon or to account to UW therefor.



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10.0 NOTICES

10.1 Any notice or other communication required or permitted to be given by either party hereto shall be deemed to have been properly given and be effective upon the date of delivery if delivered in writing to the respective addresses set forth below, or to such other address as either party shall designate by written notice given to the other party. If notice or other communication is given by facsimile transmission, said notice shall be confirmed by prompt delivery of the hardcopy original.

In the case of Licensee:

All correspondence regarding this Agreement should be addressed to Charles J. Casamento, C.E.O.


Street Address:       21375 Cabot Blvd.
                      Hayward, California 94545
                      USA

Facsimile Address:    (510) 732-7741

In the case of UW:

All correspondence regarding this Agreement should be addressed to Director of the Office of Technology Transfer and copied to Karen L. Deyerle, Manager, Health Sciences.

Street Address:       University of Washington
                      Office of Technology Transfer
                      1107 N.E. 45th Street, Suite 200
                      Seattle WA 98105-4631
                      USA

Facsimile Address:    (206) 685-9452

11.0 PROPRIETARY RIGHTS

  11.1 Licensee will not, by performance under this Agreement, obtain any ownership interest in LICENSED PATENTS or any other proprietary rights or information of UW, its officers, inventors, employees, students, or agents.



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12.0 PATENT MARKING

12.1 Licensee shall mark, and shall require any sublicensee to mark, any and all material forms of LICENSED SUBJECT MATTER or packaging pertaining thereto made and sold by Licensee (and/or by its sublicensees) in the United States with an appropriate patent marking identifying the pendency of any U.S. patent application and/or any issued U.S. or foreign patent forming any part of LICENSED PATENTS. All LICENSED SUBJECT MATTER shipped to or sold in other countries shall be marked in such a manner as to provide constructive notice to potential infringers pursuant to the patent laws and practice of the country of manufacture or sale.

13.0 PATENT INFRINGEMENT

13.1 If either party learns of an infringement by a Third Party of the Licensed Patents in the Field of Use, such party shall promptly notify the other party and shall provide such other party with available evidence of such infringement.

13.2 Licensee shall have the first right to elect to enforce the Licensed Patents against third parties worldwide. In the event Licensee shall so elect, Licensee may do so in UW's name only if required by law, otherwise Licensee shall institute such suit in Licensee's name only. Licensee shall determine the worldwide strategy and UW shall assist and cooperate with Licensee in any such enforcement in the Field of Use. Licensee shall consult with UW and keep UW regularly advised of Licensee's strategies, plans, progress and results of any such enforcement action. Licensee shall bear all associated costs and expenses (including attorney's fees). UW shall, at Licensee's expense, provide reasonable and prompt cooperation and assistance to Licensee in connection with any such suit, except that Licensee shall not bear the expense of costs associated with the use of UW's own resources in providing such cooperation and assistance, such as employee time. In the event damages or recoveries shall be awarded in such action, such amounts shall be applied first to reimburse Licensee for any costs, including attorney's fees, incurred in bringing such action. Remaining amounts will be divided between UW and Licensee as follows: UW - [*]; Licensee - [*].

13.3 In the event Licensee elects not to enforce the Licensed Patents against any Third Party in the Field of Use, Licensee shall so notify UW in writing within one hundred twenty (120) days of the learning of such infringement. Then, UW shall have the right, but not the obligation, to elect to enforce the Licensed Patents against such Third Party worldwide in the Field of Use. In the event UW shall so elect UW shall determine the worldwide strategy and Licensee shall assist and cooperate with UW in any such enforcement. UW may bring such suit



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in its own name, or if required by law, in its and Licensee's name. UW shall consult with Licensee and keep Licensee regularly advised of UW's strategies plans, progress and results of any such enforcement action. Licensee shall, at UW's expense, provide reasonable and prompt cooperation and assistance to Licensee in connection with any such suit, except that UW shall not bear the expense of costs associated with the use of Licensee's own resources in such cooperation and assistance, such as employee time.. UW shall bear all associated costs and expenses (including attorney's fees). In the event damages or recoveries shall be awarded in such action, such amounts shall be applied first to reimburse UW for any costs incurred in bringing such action. Remaining amounts will be retained by UW.

13.4 Neither Licensee nor UW is obligated under this Agreement to institute a suit against an alleged infringer of LICENSED PATENTS.

14.0 PATENT VALIDITY

14.1 If Licensee challenges the validity or enforceability of any of LICENSED PATENTS, Licensee agrees not to suspend any payments and shall put into escrow any and all payments due UW until such time as that patent in LICENSED PATENTS is determined to be valid and enforceable by final judgment of a court of competent jurisdiction from which no appeal can be or is taken. Within thirty
(30) days of such final judgment that the patent in the LICENSED PATENTS is valid and enforceable all monies in such escrow account shall be paid to UW.

14.2 Except as provided for in Article 14.1, Licensee may, but shall not be obligated to, elect to defend the Licensed Patents against third party claims that the Licensed Patents in the Field of Use are invalid or unenforceable. Licensee shall consult with UW and keep UW regularly advised of Licensee's strategies, plans, progress and results of any such defense. UW may, at its expense, select counsel of its choice to assist Licensee's counsel in connection with such defense and shall assist and cooperate with Licensee in any such defense. Licensee shall bear all associated costs and expenses (including attorney's fees) and pay all damages and settlement amounts.

14.3 In the event Licensee does not elect to defend the Licensed Patents as set forth in 14.1 above, UW may defend the Licensed Patents and shall bear all associated costs and expenses (including attorney's fees) and pay all damages and settlement amounts.

14.4 Neither party will take any action including entering into any settlement action or agree to any settlement that may negatively impact the Licensed



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

Patents without the express prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

15.0 USE OF NAMES

15.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of a party hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other party has been obtained. Licensee hereby expressly agrees not to use the name "University of Washington" without prior written approval from UW.

16.0 REPRESENTATIONS AND WARRANTIES

16.1 UW represents and warrants that it has the right to grant the license in and to LICENSED PATENTS.

16.2 Nothing in this Agreement shall be construed as:

     (a) A representation or warranty by UW as to the patentability, validity, scope, or usefulness of LICENSED PATENTS; or

     (b) A representation or warranty by UW that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other proprietary rights not included in LICENSED PATENTS.

16.3 UW EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, PERTAINING TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INVENTION, LICENSED SUBJECT MATTER, TECHNICAL INFORMATION, OR ANYTHING ELSE LICENSED, DISCLOSED, OR OTHERWISE PROVIDED TO LICENSEE UNDER THIS AGREEMENT. UW'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE COSTS AND FEES PAID TO UW UNDER THIS AGREEMENT.

17.0 INDEMNIFICATION

17.1 Licensee agrees to indemnify, hold harmless and defend UW, its officers, inventors, employees, students, and agents, against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this Agreement including, but not limited to, any damages, losses or liabilities



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whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use, or operation of LICENSED SUBJECT MATTER by Licensee in any manner whatsoever. This indemnification clause shall survive the termination of this Agreement.

17.2 From the first human clinical testing of LICENSED SUBJECT MATTER, Licensee shall maintain general liability insurance, including product liability and contractual liability coverage, in an amount commensurate with reasonable commercial practice but in no case less than one million dollars. Licensee's general liability insurance shall name UW as an additional insured. Licensee must declare whether the insurance is provided on a "claims-made" form and must notify UW if coverage is canceled.

17.3 Licensee shall provide to UW within thirty (30) days prior to the initiation of human clinical trials with respect to LICENSED SUBJECT MATTER certificates evidencing the existence of the insurance required under Article
17.2. Licensee shall issue irrevocable instructions to its insurance agent and so the issuing company to notify UW of any discontinuance or lapse of such insurance not less than thirty (30) days prior to the time that any such discontinuance or lapse is due to become effective. License shall provide UW a copy of such instructions upon their transmittal to the insurance agent and issuing company. Licensee shall further provide UW, at least semi-annually, proof of continued coverage.

18.0 APPLICABLE LAWS

18.1 Licensee agrees to abide by all applicable federal, state, and local laws and regulations pertaining to the management and commercial deployment of LICENSED SUBJECT MATTER under this Agreement.

18.2 LICENSED SUBJECT MATTER may be subject to restrictions concerning the export of products or technical data from the United States. Accordingly, Licensee agrees that Licensee shall not export or re-export, directly or indirectly, any LICENSED SUBJECT MATTER to any country for which the United States Government or other competent authority at the time of export requires an export license or other approval, without first obtaining such license or approval from the appropriate governmental authority.

18.3 This Agreement shall be construed in accordance with, and its performance shall be governed by, the laws of the State of Washington.

18.4 Any suit, action, or proceeding arising out of or relating to this Agreement shall be decided in King County, Washington.



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

19.0 ATTORNEY'S FEES

19.1 If any dispute shall arise under this Agreement, other than a bona fide dispute concerning the validity and/or scope of LICENSED PATENTS, the prevailing party shall be entitled to its reasonable attorney's fees and costs of litigation and appeal.

20.0 GENERAL

20.1 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

20.2 No omission or delay of either party hereto in requiring due and punctual fulfillment of the obligations of any other party hereto shall be deemed to constitute a waiver by such party of its rights to require such due and punctual fulfillment, or of any other of its remedies hereunder.

20.3 No amendment or modification hereof shall be valid or binding upon the parties unless it is made in writing, cites this Agreement, and signed by duly authorized representatives of UW and Licensee.

20.4 This Agreement, and any rights or obligations hereunder, may be assigned by the University but shall not be assigned, transferred or delegated in whole or in part by Licensee, whether by a merger, a sale of assets, or in any other manner, except with the University's express written approval. Any attempted assignment, transfer or delegation in breach of this provision shall be deemed to be void and no effect, and shall entitle the University to terminate this Agreement upon written notice to Licensee. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

20.5 The headings of the several sections of this Agreement are inserted for convenience and reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

20.6 This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to the subject matter hereof.

                          SIGNATURES BEGIN ON NEXT PAGE


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

IN WITNESS WHEREOF, UW and Licensee have executed this Agreement, in duplicate originals but collectively evidencing only a single contract, by their respective duly authorized officers, on the dates hereinafter written.


Licensee                                   University of Washington

By: /s/ LAURA S. LEHMAN                By: /s/ ROBERT C. MILLER, JR.
   -------------------------------        -------------------------------------
Name: Laura S. Lehman                  Name: Robert C. Miller, Jr., Ph.D.
      ----------------------------          -----------------------------------
Title: Vice President of Research      Title: Director, Technology Transfer
       ---------------------------           ----------------------------------
Date: April 9, 1997                    Date: March 4, 1997
      ----------------------------           ----------------------------------

UNIVERSITY OF WASHINGTON PERSONNEL:

THE BELOW-NAMED PERSONNEL UNDERSTAND AND CONCUR WITH THIS AGREEMENT.


By: /s/ MICHAEL G. KATZE               By: /s/ MICHAEL J. GALE, JR.
   -------------------------------        -------------------------------------
Name: Michael G. Katze                 Name: Michael J. Gale, Jr.
      ----------------------------          -----------------------------------
Title: Professor, Microbiology         Title: Senior Fellow
       ---------------------------           ----------------------------------
Date: 4/3/97                           Date: 4/3/97
      ----------------------------           ----------------------------------


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